UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           _____________________

                                 FORM 8-K
                           _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NO.: 0-28887



                       Date of Report: April 8, 2005



                           GREENWORKS CORPORATION
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           (Exact name of registrant as specified in its charter)

        Delaware                                           22-3328734
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  (State of other jurisdiction of                       (IRS Employer
   incorporation or organization                         Identification No.)


   111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey       07856
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   (Address of principal executive offices)                      (Zip Code)


                               (973) 398-8183
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             (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director; Election of Directors

On April 8, 2005 GreenWorks' Board of Directors voted to increase the size of the Board to three members. The Board also determined that a majority of its members should be independent directors. To facilitate the implementation of an independent majority on the Board, James Grainer resigned from his position as a member of the Board of Directors. Mr. Grainer remains the President and Chief Financial Officer of GreenWorks.

To fill the vacancies on the Board, the members elected Richard Turi and Kurt Gordon. Mr. Turi will also serve as Chairman of the Audit Committee of the Board. Mr. Gordon will serve as Chairman of the Compensation Committee of the Board.

Richard Turi has over 25 years experience in investment banking and corporate finance, with a specialization in public and private micro-cap companies. Since 1999, Mr. Turi has served as the President of Openshaw & Co., LLC, a private investment banking firm.

Kurt Gordon has over 14 years of experience in finance and operations. Mr. Gordon is currently the Chief Financial Officer of Mobilepro Corp. (OTCBB:
MOBL). Prior to assuming that position, Mr. Gordon was the Chief Financial Officer of TARGUS Information Systems.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GREENWORKS CORPORATION

Dated:  April 11, 2005               By:  /s/ Kevin Kreisler
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                                     Kevin Kreisler, Chief Executive Officer